Exhibit 10.8

Framework Contract of Subcontracting Technical Service

Client (Party A): ChinaLink Professional Services Co., Ltd.

Registered address: 2nd floor, building 18, Guo Shoujing Road No. 498, Pudong New District, Shanghai

Legal Representative: Yang Xiaofeng

Postcode: 201203

Tel: 021-31268010

Fax: 021-61682201

Trustee (Party B): Shanghai Zhouyi Information Technology Co., Ltd.

Registered address: Room 1212, West Zhongshan Road No. 933, Changning District, Shanghai

Legal Representative: Lu Zhongyi

Postcode: 200051

Tel: 021-51113716

Fax: 021-51113717

Signed at: Pudong New District, Shanghai, China

Date of Signing: May 1, 2017

Contract No. of Party A:

Contract No. of Party B:

Catalogue

1.	Definition	3

2.	The Service Model	5

3.	Party A’s Obligations	5

4.	Party B’s Obligations	6

5.	Assessment and Acceptance	6

6.	Fees and Payment	7

7.	Confidential	8

8.	Intellectual Property Rights	9

9.	Liability for Breach of Contract	10

10.	Time Limits and Termination	12

11.	The General Terms	13

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In consideration of:

Party A is a company established and operating under the laws of the People's Republic of China and hereby authorizes Party B to provide Project Services (“Services”) to Party A's clients.

Party B is a company established and operating under the laws of the People's Republic of China and hereby accepts the trust from Party A to provide Project Services to Party A's clients.

In view of this, both parties have reached the following agreement through equal and friendly consultations and jointly abide by the agreement.

1.	Definition

Unless otherwise agreed in writing by both parties or the context otherwise requires, the following terms in this contract have the following meanings:

“Service Location”: refers to the location of the service provided by Party B.

“Associated Institutions”: refers to the institutions directly or indirectly controlled by one Party, directly or indirectly control one Party, directly or indirectly controlled by an organization as the same with one party. “Organization” refers to any natural person or legal person. “Control” refers to the ability to influence the management of the institution directly or indirectly, whether through ownership, voting shares, agreements or otherwise.

“Working Day”: refers to the business day of commercial bank in the People's Republic of China (excluding rest days and statutory holidays).

“Work Instructions”: refers to the file which determines the duration, location, standards, project staff, fees and other services related matters. The template is shown in Annex I.

“Contract”: refers to the text of this contract, an attachment that forms an integral part of this contract and other documents agreed upon by both parties.

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“Party A’s Client”: also called “final user”, refers to the subjects which eventually enjoy the services provided by Party B.

“Technical Document”: refers to the service related technical documents stipulated in this contract, including drawings, manuals, standards, parameters and other texts and / or chart descriptions.

“Assessment”: refers to that Party A understands, verifies and evaluates the service provided by the project personnel according to the standards and time limits according to this contract.

“Service Achievements”: including but not limited to any invisible effects such as concepts, merits, ideas, goals, etc. that reflect service effectiveness, and physical objects such as drawings, documents, molds, model samples and computer storage media.

“Software”: refers to a computer program consisting of hardwired logic instructions and machine-readable code (including but not limited to semiconductor devices or systems) resident in system memory, which can provide basic logic, instructions for operation, and user related application instructions, including the files used to describe, maintain, and use the program.

“Day”: refers to the natural day.

“Upgrade”: refers to the functional changes made by Party B to the service achievements, including but not limited to changes in functions, increases or decreases the number of concurrent users and adjusts the user interface.

“Effective Date”: refers to the date of signing this contract.

“In Written”: including signatures, e-mail, electronic data exchange, and other teletext format.

“Both Parties”: refers to Party A and Party B.

“Maintain”: refers to that within a certain period after Party A signs the final inspection report, Party B shall rectify the defect in order to make the service achievements possess and maintain the functions stipulated in this contract.

“Site”: refers to the location where Party B provides service and / or installs service achievements.

“Site Maintenance”: refers to that Party B maintains the service locally.

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“Project Personnel”: refers to employees of Party B who are assigned by Party B to provide services to Party A.

“Acceptance Check”: refers to the action that the acceptance team composed of both parties test, verify and issue a written report on the function of the service achievements delivered by Party B according to the standards and deadlines agreed upon in this contract.

“One Party”: refers to Party A or Party B.

“Remote Maintenance”: refers to Party B maintains the service achievements by telephone, fax, e-mail, VPN and other off-site ways.

“China”: refers to the People's Republic of China, for the purpose of this contract, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

2.	The Service Model

2.1	Party B shall assign project personnel to provide services in accordance with the contract and the work instructions.

2.2	Terms of service, location, content, assessment standards, project personnel, fees and other services related matters should be appointed in the work instructions.

2.3	Both parties each assigned a project leader (see the work instructions) whose specific responsibilities are as follows:

The project leader of Party A is responsible for formulating a work plan, assigning tasks for project personnel; communicating the progress of the project; entering the assessment project, confirming the workload and signing the corresponding confirmation files.

The project leader of Party B is responsible for arranging project personnel to be in place, communicating the progress of the project and submitting the application files of workload confirmation.

3.	Party A’s Obligations

3.1	Provide the site, tools, instruments, equipment, software and cooperation required by Party B for completion of the service in time (see the work instructions for details).

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3.2	Confirm the workload and corresponding costs of project personnel in accordance with the contract and the work instructions.

3.3	Pay Party B in accordance with the contract and the work instructions.

4.	Party B’s Obligations

4.1	Provide project personnel in accordance with the contract and work instructions on qualifications and time limits agreements. Provide service to Party A at the place agreed in the work instructions.

4.2	Don not withdraw or change the project personnel without Party A’s consent in written.

4.3	Party B shall provide qualified personnel for replacing the personnel who was confirmed unqualified with Party A’s requirement by Party A within [ ] days after receiving the written notice from Party A. Alternate handover period and the service fee in the period can be seen in the work instructions.

4.4	To ensure that its project personnel will perform confidentiality obligations in accordance with the provisions of Article 7 of the contract.

4.5	In the process of providing service, if it is needed to use the soft or / and hard products of third party (except those provided by Party A or required by Party A), you should obtain the corresponding authorization of third party and do not violate the third party's right of intellectual property, and do not violate the laws and regulations and so on.

4.6	Provide the maintenance service in accordance with the work instructions.

5.	Assessment and Acceptance

5.1	The standards of personnel assessment and service achievement are detailed in the work instructions.

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6.	Fees and Payment

6.1	Party A shall pay service fee to Party B according to the standard stipulated in the work instructions, and Party A shall not pay Party B any additional fees such as travel expenses, accommodation expenses and overtime pay.

6.2	Payment

6.2.1	Both parties understand and confirm that Party A pays service fees to Party B on the premise that Party B's current service quality and workload and expense list are confirmed by Party A in written and Party A receives the current service fee paid by Party A's customers.

6.2.2	On the last working day of each month, Party B's financial liaison submits a list of expenses for the current month to Party A's financial liaison. If Party A confirms that the service quality of Party B meets the agreement and the list of workload and expense details is correct, Party A shall make a confirmation in writing and notify Party B to issue the invoice. If Party B should pay liquidated damages in the current month, Party A has the right to deduct it directly from the service fee of the current month.

6.2.3	computational formula of the monthly fee

monthly fee = staff standard rate * the actual service days in the month - deducted fee of the month thereinto: Standard service hours is 8 hours per day (from9:00 to 18:00, including 1-hour lunch break).

6.2.4	Party A shall, upon receipt of the monthly service fee paid by Party A's client and the tax invoice issued by Party B in compliance with the relevant laws and regulations, shall transfer the payment in RMB to the bank account of Party B which is on the first page of the contract with 30 days.

6.2.5	If Party A requires, Party B shall cooperate with Party A to verify whether the invoice is true or not, including but not limited to providing the original copy of the invoice stub and the serial number of the invoice purchased. If there is a tax issue on the invoice provided by Party B, including but not limited to taxes, late fees, fines and related losses, Party B shall bear the liability for compensation.

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6.3	Both parties shall bear the taxes and fees that they shall bear in connection with the contract according to the provisions of the tax law of China.

7.	Confidential

7.1	Before the signing of the contract and its time limits, one party (“disclosing party”) has or may disclose the commercial, technical or other information to the other party (“receiving party”). Such materials or information is confidential if it is defined to be confidential (or has similar label), or it is disclosed in a confidential situation, or it should be confidential based on both parties’ reasonable business judgment (“confidential information”). Both parties particularly clear that the existence and content of this contract and the information of Party A's customers are confidential. Before the confidential information get into the public domain, the receiving party should:

(1)	Keep the confidential information confidential;

(2)	Use the confidential information only for the purpose of this contract;

(3)	Do not disclose confidential information to other persons except for the receiving party’s employees who do have a need to know the confidential information for the purpose of providing services.

7.2	The obligations stipulated in the preceding paragraph do not apply to the following information and materials:

(1)	It has been in the public domain at the time of disclosure or gets into the public domain after disclosure;

(2)	It has been known by the receiving party at the time of disclosure and the receiving party does not assume confidentiality obligations;

(3)	The receiving party gets it from the third party without violating this contract;

(4)	It is provided to the third party by the disclosing party and it is unpaid with confidentiality obligations;

(5)	It is exploited by the receiving party independently of the confidential information.

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7.3	Upon the termination of this contract, the receiving party shall return all information to the disclosing party (or destroy it as required by the disclosing party), including the confidential information of disclosing party which was provided under this contract.

7.4	Party B shall provide services for Party A's clients in the name of Party A, but shall not make any representations or warranties to Party A's clients in any form.

7.5	Both parties may sign a Confidentiality Agreement separately. If the Confidentiality Agreement conflicts with Article 7, the Confidentiality Agreement shall prevail.

8.	Intellectual Property Rights

8.1	Unless otherwise agreed in writing by both parties, the ownership of intellectual property such as copyrights, trademarks, patents and patent applications that existed prior to the signing of this contract shall remain unchanged. If the service achievements delivered by Party B involve the intellectual property rights that existed before the contract came into effect or the intellectual property rights is acquired by Party B (or its affiliates) independent of the services under this contract (“existing intellectual property rights”), in order to ensure that Party A's clients have the right to use the service achievements accomplished by this contract commercially, Party B shall give Party A the non-exclusive, non-transferable, perpetual, irrevocable, worldwide free and sub- licensing permission. In this contract, the words “commercial use” shall have the following meanings: in the case of patent rights and the context of patent law, including but not limited to manufacturing, using, selling, offering to sell, importing patented products or using proprietary methods and the use of the promise of selling, selling and importing the products directly obtained under the patent method. In terms of copyright, means the use of the work as defined in the Copyright Law and relevant laws and regulations, including but not limited to publication, modification, copying, distribution, adaptation, translation, compilation and other means of use of works, but does not include the act of dissemination through the information network. In terms of the right to technical secrets, it means without violating the secrecy of both parties, manufacture, use and sale the products which containing the technical secrets, use the technical secrets and other action permitted by laws. In terms of other intellectual property rights, it means the use of other intellectual property rights under the relevant laws and regulations. However, the commercial use mentioned in this contract does not include permitting or authorizing others to do the above.

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8.2	The intellectual property rights which is provided by Party B such as copyrights, trademark rights, patent rights and patent application rights shall belong to Party A’s clients, and Party B shall not be entitled to any rights or interests in respect of these service achievements. Party B agrees that Party B shall not make any changes on the service achievements (including but not limited to redevelopment) without permission from Party A and Party A’s clients.

8.3	Party B shall provide related assistance services free of charge on the request of Party A and Party A’s clients in the process of registering / declaring the intellectual property of the service achievements of Party A and Party A’s clients.

9.	Liability for Breach of Contract

9.1	Overdue service responsibility: if Party B late to provide service personnel, Party B shall pay liquidated damages which is 0.05% of the overdue amount per day. If Party B does not pay the liquidated damages up to 15 days, Party A has the right to stop or terminate the service and terminate the contract, in this situation, Party B shall pay all the above liquidated damages and compensate for Party A’s loss.

9.2	Overdue payment responsibility: if Party A late to pay, Party A shall pay liquidated damages which is 0.05% of the overdue amount per day, but the total amount of liquidated damages cannot over 10% of the total amount in the work instructions.

9.3	Tortious liability to the third party: if the service that Party B provided violates the right of the third party, Party B shall bear the consequential consequences, and compensate all the losses of Party A.

9.4	Duty of confidentiality: if a party violates the obligation of confidentiality under Article 7, it shall compensate the other party for the entire loss.

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9.5	Duty of intellectual property rights: if Party B uses or allows others to use the other Party’s intellectual property in the form of violating the contract, Party B shall compensate all the losses of Party A.

9.6	Commercial bribery responsibility: if Party B violates the anti-commercial bribe obligations stipulated in this contract, Party B shall return in full the fees paid by Party A and pay Party A 30% of the total amount of the contract as breach of contract damages, which if not be enough to make up for the loss of Party A, Party B should also compensate for the full loss.

9.7	Prohibit recruiting responsibility: Party B shall not use any form of recruitment to hire or use any of Party A's active employees and leave within one year after the expiration of the term and without the prior express written consent of Party A. If Party B violates its obligations under this subsection, it shall pay Party A liquidated damages equivalent to one year's salary of the employed employee or the departing employee who has been employed or used by the employer.

9.8	Non-competition responsibility: Party B shall not provide the same or similar services in any form to Party A's clients within the term of this contract and within one year after its termination without the prior written consent of Party A. If Party B violates the obligations under this paragraph, Party B shall return all the service fee which is already paid by Party A.

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10.	Time Limits and Termination

10.1	Time Limits

The contract shall be effective after signed by the legal representatives of both parties or their authorized representatives and sealed the company seal or contract seal from the day of signing / sealing to get off work on May 6, 2017.

10.2	Termination

10.2.1	Under one of the following situation, one party is entitled to notify the other party to terminate this contract and / or related work instructions (such notice should be signed by the legal representatives of both parties or their authorized representatives and sealed the company seal or contract seal).

(1)	Due to force majeure this contract’s purpose cannot be achieved;

(2)	The other party breaches this contract and fails to remedy the situation effectively or the defaults cannot be remedied by their nature within 30 days from the date of this notification;

(3)	The other party is bankrupted, or will enter into bankruptcy, clearing and other similar legal proceedings;

(4)	Substantial changes have taken place in each other's equity and such changes will impair their ability to perform.

10.2.2	Due to the special project, Party A can terminate the contract and /or any term of the work instructions with a notice in written notified 10 days before, but Party A shall pay Party B a fee for the service achievements which have been accepted and checked by Party A.

10.2.3	If Party B violates the contract to terminate the contract and /or any term of work instructions, Party B shall return the full cost which is already paid by Party A and compensate all the losses caused to Party A.

10.2.4	After the termination of this contract, Articles 7, 8, 9, 10 and 11 shall continue to be valid.

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11.	The General Terms

11.1	Force Majeure

11.1.1	After the contract enters into effective, if one party cannot perform the contract according to force majeure, the party’s responsibility is exempted totally or partly due to the effect of force majeure.

11.1.2	After the occurrence of force majeure, the party encountering the force majeure shall inform the other party as soon as possible, and both parties shall take appropriate measures to prevent the loss from expanding. If one party does not take appropriate measures and makes the loss expanded, the party should compensate for the expanded loss.

11.1.3	After the elimination of the effects of force majeure, the party encountering the force majeure shall provide the certificate issued by notarized authority and other competent authorities within 10 days.

11.1.4	After the elimination of the effects of force majeure, unless both parties have reached other written agreements, the party encountering the force majeure shall continue to perform this contract. If the impact of the force majeure lasts for 30 days, both parties should negotiate and conclude the supplementary agreement or terminate the agreement as soon as possible.

11.2	Statements and Warranties

11.2.1	Both parties hereby warrant that they are legal entities which lawfully established and in operation in the People's Republic of China and have obtained the approval (if necessary) from the relevant government authorities and / or other necessary authorities to sign and execute the contract. The signing and performance of this contract shall not violate the other documents.

11.2.2	As a supplier who provides services to Party A, Party B promises:

11.2.2.1	Business Integrity: any form of corruption, extortion or corruption is strictly prohibited. Party B cannot violate the FCPA, any international anti-corruption convention, nor the anti-corruption laws and regulations of the country in which it operates. Suppliers cannot participate in any form of corruption, extortion or corruption, and suppliers cannot bribe or get unjust enrichment by other means.

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11.2.2.2	Gifts: avoid giving gifts to Party A’s employees. Even the gifts given out of kindness, in some situation, it may constitute a bribe or a conflict of interest. Do not offer anything of value to gain or maintain the giver's benefits or advantages. Do not provide anything suspected of affecting or disrupting an employee's judgment or responsibility. If you want to provide gifts, catering or hospitality to Party A’s employees, be sure to go through a more concise judgment and decision-making, and grasp the scale.

11.2.2.3	Conflicts of Interest: avoid surface or actual misconduct and / or conflicts of interest. Party B shall not directly deal with Party A’s employees who have a significant economic interest in the supplier with their spouses, domestic partners or other family members or relatives. It is equally forbidden to deal directly with spouses, domestic partners or other family members and relatives employed by Party A in negotiating agreements or fulfilling their obligations.

11.3	Relationship Between the Two Parties

11.3.1	No terms in this contract shall be construed as creating a joint venture, partnership, agency or any other relationship other than the purpose of this contract between Party A and Party B.

11.3.2	There is no labor contract or labor dispatch relationship between the project personnel and Party A, and the salary, social insurance and housing accumulation fund of the project personnel are paid by Party B, and the occupational injury and other related responsibilities are borne by Party B.

11.4	Transfer

No party may assign any of its rights and / or obligations under this contract without the prior permission in written from the other party.

11.5	Independence

If any of the terms of this contract is found to be invalid or unenforceable, the other terms and conditions remain in effect.

11.6	Non-abstaining

11.6.1	Any failure or delay of exercising of any rights under this contract shall not be construed as abstaining.

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11.6.2	The quitclaim from any party under this contract should be expressly provided in written and is limited to the extent set out in such written documents.

11.6.3	Any party abandons its right of recourse against the other party for breach of the contract shall not be construed as a waiver of his right of recourse in relation to the other party's continued breach of such obligations nor shall it be construed as a waiver of his claim of breach of this recourse rights of other obligations under the contract.

11.7	Completeness and Priority

11.7.1	This contract reflects and constitutes the entire agreement between the parties in respect of the subject matter, replacing all prior written and oral notices, intentions, notices, undertakings and agreements.

11.7.2	The title under this contract is only for convenience and does not affect the meaning or interpretation of any part of this contract.

11.7.3	The annex to this contract includes:

(1)	Work Instructions (template)

After this contract enters into force, both parties may, if necessary, sign separate attachments which are an integral part of this contract and are binding on both parties.

11.7.4	If the above attachments or other attachments signed by both parties are not in accordance with the terms of this contract, the terms of the attachments will prevail under the premise of the same purpose of this contract.

11.7.5	If there are any unfinished matters or the contract needs to be amended, the two parties shall negotiate and sign the supplemental agreement, which shall be signed by the legal representatives of both parties or their authorized representatives and sealed the company seal or contract seal.

11.8	Publicity

Party B shall not publish any commercial purpose documents, such as announcements, statements, advertisements and other commercial advertisements related to this contract, or use Party A's name, trade name, trademark, etc. for commercial purposes without Party A's prior written consent.

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11.9	Notice

11.9.1	Unless otherwise agreed in this contract or the work instructions, notices relating to this contract shall be communicated in writing (or in the absence of agreement to the contrary, including by electronic mail, fax) to the other person named in the Statement of Work. If mailing, China Post Speedpost or registered mail should be used.

11.9.2	If the contact information changes, the changing party shall notify the other party within 5 days after the change, otherwise the losses incurred shall be borne by the responsible party.

11.10	Law Application and Dispute Resolution

11.10.1	The contract applies to the laws of the People's Republic of China, and the legal conflicts cannot be considered.

11.10.2	The disputes related to this contract shall be settled through friendly negotiation between both parties at first. If the dispute cannot be settled within 30 days after one party issues the negotiation letter, any party can bring a lawsuit to the people's court in Party A’s registration place. Unless otherwise decided by the court, the costs of the litigation should be borne by the losing party.

11.11	Text and Validity

The contract in quadruplicate, each party has two copies. All of them have the same effect.

(No text below)

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Annex I: Work Instructions (template)

Work Instructions

(No.: )

Client (Party A): ChinaLink Professional Services Co., Ltd.

Trustee (Party B): Shanghai Zhouyi Information Technology Co., Ltd.

This work instructions was signed on May 1, 2017 on the basis of Framework Contract of Subcontracting Technical Service (“the contract”) signed by Party A and Party B on May 1, 2017 for agreeing on the specific matters of service.

1.	The Name of the Project

The name of the project under this work instructions is Personnel Outsourcing Project.

2.	The Term of the Service

From May 5, 2017 to May 6, 2017.

(Pay by day)

3.	The Location of the Service

The place where Party A designed in Shanghai.

4.	The Content of the Service

Assisting clients with the development of new system and handling issues of existing system.

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6.	The Type, Level and Qualification Requirements of project personnel

No.	Personnel Type	Personnel Level	Personnel Qualification Requirements
1	ECShop e-commerce platform development	senior consultant	Familiar with the development of ECShop platform.
2
3
4
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7.	Service Standards / Assessment Standards

The standard service hours are 8 hours per day, from 9:00 am to 6:00 pm (with 1 hour lunch break).

8.	Technical Information and Collaboration

Party A shall provide Party B the following technical information as a basic condition for Party B to complete the services under this work specifications:

No.	Technical Information	Time Limits of providing	The Way of Providing	The Way of Processing after the termination
1	Source	1 day	Debug, Bug list	Deliver the revised original code
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9.	Service Costs

9.1	The service costs standard of project personnel under this work instructions is as follows:

No.	Name	Personnel Type	Personnel Level	Standard rate with tax (RMByuan/person/day)	remarks
1	Lu Zhongyi	e-commerce platform technology	senior consultant	RMB 3,000
2
3
4
5

Note:

(1)	Party A only pays service fee to Party B according to the standard rates of personnel listed in the above table, and do not pay to Party B for any fees of travel, accommodation, overtime and other extras.

(2)	The replacement period of replacement personnel is 7 days. During the handover period, Party A only pays service fees to Party B for the service of replacement personnel.

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10.	Project Management and Contact Information

	Party A		Party B
	Project Leader	Financial Contact	Project Leader	Financial Contact
Name	Chen Weigen	Lin Mingyi	Lu Zhongyi	Qiu Jia
Address	2nd floor, building 18, Guo Shoujing Road No. 498, Pudong New District, Shanghai	2nd floor, building 18, Guo Shoujing Road No. 498, Pudong New District, Shanghai	Room 1212, West Zhongshan Road No. 933, Changning District, Shanghai	Room 1212, West Zhongshan Road No. 933, Changning District, Shanghai
Postcode	201203	201203	200051	200051
Tel.	21-31268010	21-31268010	21-51113716	21-51113716
Fax	21-61682201	21-61682201	21-51113717	21-51113717

10.1	Others

10.1	N/A

10.2	Normal Terms

11.1	The terms and conditions of the contract apply to this work instructions.

11.2	This work instructions reflects and supersedes all prior written and oral notices, intentions, declarations, undertakings and agreements with respect to the entire agreement concluded between the parties under this work instructions.

11.3	This work instructions shall be effective on the date of signed by the legal representatives of both parties or their authorized representatives and sealed the company seal or contract seal.

11.4	The work instructions in quadruplicate, each party has two copies. All of them have the same effect.

Both parties confirm and sign:

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